                                                                     EXHIBIT 2.2

                                    FORM OF

                             AFFILIATE'S AGREEMENT
                             ---------------------



                                 _____ __, 1997


Ansan Pharmaceuticals, Inc.
400 Oyster Point Boulevard
South San Francisco, California 94080

Ladies and Gentlemen:

     1. Reference is made to the Agreement and Plan of Reorganization and Merger dated as of July __, 1997 (the "Merger Agreement"), made and entered into
                                       ----------------
by and among Ansan Pharmaceuticals, Inc., a Delaware corporation ("Ansan") and
                                                                   -----
Discovery Laboratories, Inc., a Delaware corporation ("Discovery").  The Merger
                                                       ---------
Agreement provides for the merger of Discovery with and into Ansan (the

"Merger") in a transaction in which shares of Discovery capital stock will be
 ------
exchanged and converted into shares of Ansan capital stock.

     2. I have been informed that the Ansan Preferred Stock (the "Ansan Preferred") and the Ansan Common Stock (the "Ansan Common") which I may acquire
                                             ------------
in connection with the Merger will be registered under the Securities Act of 1933, as amended (the "Securities Act"); that the Merger constitutes a
                       --------------
transaction covered by Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act; that as of
                              ----------
the date hereof I may be deemed to be an "affiliate" of Discovery within the meaning of Rule 145; and that the shares of Ansan Preferred and Ansan Common which I will acquire in connection with the Merger (or the shares of Ansan Common issued on conversion of the Ansan Preferred) may only be disposed of in conformity with the provisions of Rule 145 or otherwise in conformity with the Securities Act and the other limitations described herein.
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Ansan Pharmaceuticals
___________, 1997                                                       Page 2

     3.   I represent, warrant and agree as follows:

          (a) I have full power to execute this letter and to make the representations, warranties and agreements herein and to perform my obligations hereunder.

          (b) Appendix A attached hereto sets forth all shares of Discovery
              ----------
capital stock owned by me, including all options or other rights to acquire Discovery capital stock (including any shares of preferred stock) of Discovery as to which I have sole or shared voting or investment power (the "Discovery
                                                                   ---------
Shares").
------

          (c) I will not sell, transfer or dispose of any shares of Ansan Preferred or Ansan Common that I may acquire in connection with the Merger in exchange for the Discovery Shares owned by me, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof (all such shares and other securities being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or
                             ---------------------
other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected as provided in Section 5 hereof.

     4. By countersigning below, Ansan agrees that it will: (i) until the first anniversary of the effective time of the Merger, as provided in the Merger Agreement (the "Effective Time"), file all reports required to be filed under
                --------------
the Exchange Act of 1934, as amended (the "Exchange Act"), within the time period permitted; and (ii) after the first anniversary of the Effective Time, file all reports and data with the Commission necessary to permit me to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act. I understand that Ansan is under no obligation to register the sale, transfer, or other disposition of any Restricted Securities by or on behalf of me or to take any other action necessary in order to make compliance with an exception from registration available to me, other than as set forth herein and other than pursuant to any rights to registration that I may have under any agreement with Discovery, which agreements will be assumed by Ansan in connection with the Merger.

     5. I understand that the provisions of Rule 145 restrict public resales of restricted securities. If in fact the undersigned were an affiliate under the Securities Act
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Ansan Pharmaceuticals
___________, 1997                                                       Page 3


for purposes of Rule 145, I understand that I may publicly sell my Restricted Securities as follows:

          (a)  Pursuant to Rule 145(d)(1):
               --------------------------

               I understand Rule 145(d)(1) permits public resales of Restricted Securities only (a) while Ansan meets the public information requirements of Rule 144(c), (b) in broker's transactions within the meaning of Section 4(4) of the Securities Act or in a "market makers" transaction as defined by reference to Section 3(a)(38) of the Exchange Act and otherwise in compliance with Rule 144(f), and (c) where the aggregate number of Restricted Securities sold at any time together with all sales of Ansan Common Stock sold for my account during the preceding three-month period does not exceed the greater of: (i) one percent of the Ansan Common Stock outstanding; or (ii) the average weekly volume of trading in Ansan Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar week period preceding any such sale, or
(iii) the average weekly volume of trading in Ansan Common Stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 of the Exchange Act during the four week period specified in clause (ii) above.

          (b)  Pursuant to Rule 145(d)(2):
               --------------------------

               I understand I may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(2) if I have beneficially owned the Restricted Securities for at least one year as determined in accordance with Rule 144(d) and am not an affiliate of Ansan and Ansan meets the public information requirements of Rule 144(c).

          (c)  Pursuant to Rule 145(d)(3):
               --------------------------

               I understand I may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(3) if I have beneficially owned the Restricted Securities for at least two years as determined in accordance with Rule 144(d) and am not, and have not been for at least three months, an affiliate of Ansan.

     By its countersignature below Ansan acknowledges that the provisions of
Section 1(c) of this Affiliate's Agreement will be satisfied, as to any sale by me of Restricted
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Ansan Pharmaceuticals
___________, 1997                                                       Page 4

Securities: (i) in a sale that has been registered under the Securities Act,
(ii) pursuant to Rule 145(d) under the Securities Act while Ansan meets the public information requirements of Rule 144(c), by a broker's letter or market maker's letter with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); or (iii) in a transaction otherwise exempt from the Securities Act; provided, however, that if counsel for Ansan reasonably believes that the provisions of Rule 145(d) or the Securities Act have not been complied with in respect of such sale by me, and if requested by Ansan in connection with a proposed disposition other than pursuant to a registered offering, I will furnish to Ansan a copy of a "no action" letter or other communication from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Ansan and its counsel, to the effect that all of the applicable requirements of Rule 145(d) or the Securities Act have been complied with.

     6. I also understand that stop transfer instructions will be given to Ansan's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities a legend stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THE REGISTERED HOLDER THEREOF AND ANSAN PHARMACEUTICALS, INC. THE AGREEMENT PROVIDES THAT THE SHARES MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF UNLESS SUCH SALE, TRANSFER OR DISPOSITION (a) HAS BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR (b) MEETS THE REQUIREMENTS OF RULE 145 UNDER THE ACT , OR (c) IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

     By countersigning below Ansan agrees that such stop transfer instruction and legend will be removed promptly if it has received an opinion of counsel reasonably satisfactory to it, or a no-action letter of the staff of the Securities and Exchange
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Ansan Pharmaceuticals
___________, 1997                                                       Page 5


Commission to the effect that the restrictions of Rule 145 are inapplicable to the Restricted Securities or, upon request by the undersigned, after the second anniversary of the Effective Time; provided, however, that Ansan reserves the right to impose stop transfer instructions and legends on certificates with respect to shares held by affiliates of Ansan to insure compliance with Rule 144 under the Securities Act in the manner that Ansan generally takes such measures with respect to shares held by its affiliates.

     7. Once countersigned by Ansan, this letter shall be binding upon and enforceable against (i) me and my administrators, executors, representatives, heirs, legatees and devisees and any pledgee holding Restricted Securities as collateral, and (ii) any successors to or assignees of Ansan.

     8. I have carefully read this letter and have discussed its requirements and other applicable limitations upon the sale, transfer, or other disposition of the Restricted Securities and other Ansan securities owned by me with my counsel or counsel to Discovery to the extent I felt necessary.

     9. Execution of this letter shall not be deemed an admission on the part of the undersigned that the undersigned is an "affiliate" of Ansan or Discovery nor shall such execution be deemed to constitute a waiver of any rights of the undersigned to object to any claim that it is an "affiliate" on or after the date hereof.

     10. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into and performed by Delaware residents and entirely to be performed within Delaware.

                              Very truly yours,


                              ____________________________________
                              (Print name of stockholder)

                              By: ________________________________

                              Title: _____________________________
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Ansan Pharmaceuticals
___________, 1997                                                       Page 6


By signing below, Ansan represents and warrants that it has full power to execute this letter and to make the representations, warranties and agreements herein and to perform its obligations hereunder.



ANSAN PHARMACEUTICALS, INC.



By:  ______________________________
     Vaughan Shalson
     Chief Executive Officer
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                                   APPENDIX A
                                       TO
                             AFFILIATE'S AGREEMENT
                             ---------------------


Common Stock:


Preferred Stock:


Options and other Rights: